UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37754	47-5081182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive,

Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note.

This Amendment No. 1 to Form 8-K (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Red Rock Resorts, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on July 10, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s annual meeting of shareholders held on July 6, 2017 (the “Annual Meeting”). The purpose of this Amendment is to disclose the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers (“Say-on-Pay”). Except as set forth herein, no other modifications have been made to information contained in the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay votes held at the 2017 Annual Meeting, a majority of the Company’s stockholders that voted on the matter indicated a preference to hold future Say-on-Pay votes every year.

As a result of the advisory vote on the frequency of Say-on-Pay votes, the Company’s Board of Directors determined that the Company will hold future Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Rock Resorts, Inc.

/s/ Richard J. Haskins
Date: October 18, 2017	By:	Richard J. Haskins
President